Exhibit 10.1
Consulier Engineering, Inc.
Letterhead
July 17, 2006
Mr. Warren B. Mosler
2391 Old Dixie Highway
Riviera Beach, FL 33404

Re:	Purchase of Common Stock of Consulier Engineering, Inc. (the “Company”)
Dear Mr. Mosler:
This letter agreement constitutes a binding agreement between you and the Company pursuant to which you will exchange $600,000 of the Company’s indebtedness to you for 166,204 shares of the Company’s common stock. The number of shares of common stock agreed by the parties to be issued has been determined by the “market value” of the Company’s common stock, which in turn is determined under NASD Marketplace Rule 4200(a)(22) by the closing bid price of the common stock on the trading day immediately preceding the execution of this binding agreement to issue the Company’s common stock to you. As this agreement is entered into and executed prior to 4:00 P.M., Eastern time, July 17, 2006, the applicable closing bid price is the closing bid price of $3.61 per share on July 14, 2006, the last trading day prior to July 17, 2006.
By your execution of this agreement, you confirm your understanding that the shares you are acquiring are restricted securities within the meaning of the Securities and Exchange Commission Rule 144(a)(3); that the shares may not be resold by you except pursuant to a registration statement or an exemption from registration; that you are purchasing the shares for investment purposes only and not with a view to resale; and that you are aware of, and will meet, your compliance obligations under the Securities Exchange Act of 1934, as amended, particularly Section 16 thereof.
Please confirm your agreement to the contents of this letter and the purchase of our Company’s shares of common stock in accordance with the terms described herein by signing and returning to us a copy of this letter by facsimile or other immediate means of transmission. Upon receipt of a signed copy of this agreement, we will immediately instruct the Company’s transfer agent to issue 166,204 shares to you.

Very truly yours,

	By:	/s/ Alan R. Simon

Alan R. Simon, Secretary/Treasurer

Accepted and agreed:

/s/ Warren B. Mosler	Dated:	July 17, 2006

by Alan R. Simon, Attorney-in-Fact
Warren B. Mosler